Exhibit 10.10

DEMAND PROMISSARY NOTE

$44,771.00	July 31, 2008

FOR VALUE RECEIVED Medefile International, Inc, a corporation under the laws of Nevada (the ‘Maker”), hereby promises to pay to Cybervault, LLC, or its assigns (the “Holder”), the sum of Forty Four Thousand Seven Hundred Seventy One Dollars ($44,771.00) in lawful money of the United States, plus interest thereupon at the rate set forth below, ON DEMAND

1.             Payments

Maker promises to pay interest on the principal amount of this Note outstanding at a rate equal to seven percent (7%) per annum.  Maker hereby agrees to repay the amount of this Note, and the interest which shall accrue on this Note, upon written demand therefore by the Holder.  When any date on which principal and interest are due and payable falls on a Saturday, Sunday or legal holiday, then such payment shall be due and payable on the first business day immediately following.

Prepayment of all or any part of the principal due and owing on this Note may be made on any date without any additional premium or penalty.  All payments made on this Note shall be applied first to amounts other than principal and interest which may be then due hereunder, then to interest accrued to the date of payment and then to the outstanding principal amount of this Note.

2.             Waivers

No delay or failure on the part of the Holder in exercising any rights, privilege or option hereunder shall operate as a waiver thereof or of any event of default, nor shall any single or partial exercise of any such rights, privilege or option preclude any further exerciser thereof, or the exercise of any other right, privilege or option.

Maker waives demand, presentment for payment, notice of dishonor, protest and notice of protest and any notice or demands of any kind are hereby expressly waived.

3.              Miscellaneous

(a)           Maker shall be responsible for all costs and expenses, including court costs and reasonable attorney’s fees incurred in connection with collection of payment due under this Note.

(b)           This Note shall be governed by and interpreted in accordance with the laws of the state of New York applicable to agreements made and to be performed with such state.  Maker (a) hereby irrevocably submits to the jurisdiction of the state courts of the Sate of New York and the jurisdiction of the United States District Courts in the State of New York for the purpose of any suit, action or other proceeding arising our of or based upon this Note, or the subject matter hereof brought by Holder and (b) hereby waive and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in any inconvenient forum, that the venue of the suit, action or proceeding is improper or this Note or the subject matter hereof may not be enforced in or by such court, and (c) Hereby waive in any such action, suit, or proceeding any offsets or counterclaims.  Maker hereby consents to service of process by certified mail at their address set forth herein and agree that this submission to jurisdiction and this consent to service of process by mail is made for the express benefit of the Holder.  Final judgement against Maker in any such action, suit or proceedings shall be conclusive, and may be enforced in other jurisdictions (i) by suit, action or proceeding on the conclusive evidence of the fact and of the amount of any indebtedness or liability of Maker therein described or (ii) in any other manner provided by or pursuant to the laws of such other jurisdiction; provided, however, that Holder may at its option bring suit, or institute other judicial proceedings, against Maker, or any its assets in any state or Federal court of the United States or of any country or place where Maker or its assets may be found.

(c)           MAKER HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE.  The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that related to the subject matter of this Note, including without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims.  Maker hereby acknowledges that this waiver is a material inducement to enter into a business relationship, that Holder has already relined on the waiver in entering into this Note and that Holder will continue to rely on the waiver in related future dealings.  This waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this Note.

(d)           All Notices, consents and other communications provided for in this Note or otherwise required by law shall be in writing and may be given to or made upon the respective parties at the address specified below.

If to Maker

Medefile International, Inc
240 Cedar Knolls Rd
Cedar Knolls, NJ  07927
Fax (973) 993-8180

With a copy to:

Richard A. Friedman
Suchenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Fax (212) 930-9725

If to Holder

Cybervault LLC
Insert address

Notices shall be effective upon the date of receipt: provided, however, that a notice sent by certified or registered U.S. mail, with postage prepaid, shall be presumed received no later than three (3) business days following the date of the mailing.  Notices may also be given by facsimile transmission to the FAX number specified in the first paragraph of this Note and shall be deemed received on the date transmitte.

(e)            Time is of the essence with respect to this Note.

(SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, this Note has been executed and delivered by Maker on the ___ day of July, 2008

Medefile International, Inc

By ___________________
Name:  Milton Hauser
Title:    Chief Executive Officer

Cybervault

By ____________________
Name:  Milton Hauser